EXHIBIT 23.1


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



November 22, 2004


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Marmion Industries Corp. - Form S-8

Gentlemen:

         I have acted as counsel to Marmion Industries Corp., a Nevada corporation (the "Company"), in connection with its Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relating to the registration of 100,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 3. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                            Very truly yours,

                                            /s/ Norman T. Reynolds

                                            Norman T. Reynolds